Exhibit 99.1

Greenpro Invests in Crypto Focused Investment Fund

Kuala Lumpur, February 11, 2021 (ACCESSWIRE) – Greenpro Capital Corp. (Nasdaq: GRNQ) today announced that it has signed an investment agreement for $7,206,000 with Innovest Energy Fund.

Greenpro’s management team has chosen to make a strategic investment in Innovest Energy Fund. Innovest Energy Fund is developing a multi-faceted suite of products and services for the cryptocurrency industry and economy. The fund’s top-level structure will be an investment platform focused on servicing the institutional side of the cryptocurrency industry. GRNQ’s investment of $7,206,000 will be paid via the issuance of 3 million GRNQ restricted shares.

Parallel to the rapid growth of the cryptocurrency industry is the rapid growth of cryptocurrency regulation. One focus of Innovest Energy Fund is to engage in companies with cryptocurrency investments, trading, and banking licenses across a multitude of jurisdictions. This will allow Innovest Energy Fund to service both existing cryptocurrency companies, and help new ones operate legally. Innovest will manage GRNQ’s recently announced $100 million Bitcoin fund.

Innovest Energy Fund’s CEO, Dr. Noah Silverman said, “We are always striving to participate in innovative investment developments and opportunities. This investment from Greenpro will enable a synergy that advances both of our visions toward new-finance and digital-finance.”

Dr. Silverman holds a PhD in statistics from UCLA, is a certified blockchain developer, a certified Bitcoin professional, and is licensed under section 120(1) and section 122(1) of the Hong Kong Securities and Futures Commission. Dr. Silverman’s other specialties include: artificial intelligence and complex financial derivatives. He has been involved with Bitcoin since 2011, and is a frequent speaker on the subject.

Greenpro’s CEO CK Lee said, “As a leader in new-finance, Greenpro is constantly seeking strategic opportunities to expand our strategic investments. After careful consideration, we decided to invest in Innovest Energy Fund as this fits into our Bitcoin fund and Fintech businesses. We look forward to developing this company to grow their exciting range of blockchain and crypto sector investment services.”

GRNQ’s CEO, CK Lee recently received an Honorary PhD in Finance and Crypto currencies from Rivera University, located in France.

About Innovest Energy Fund.

Innovest Energy Fund (the “Fund”) is a global multi-asset fund that follows a flexible asset allocation policy seeking an above average long term capital growth. The Fund invests globally in the full spectrum of permitted investments including equities, equity-related securities, units of undertakings for collective investment, cash, deposits and cryptocurrencies Please visit http://innovest.fund.

About Greenpro Capital Corp.

Headquartered in Kuala Lumpur, Greenpro Capital Corp. (Nasdaq: GRNQ), a Nevada corporation, with strategic offices across Asia, is a business incubator with a diversified business portfolio comprising finance, technology, banking, CryptoSx for STOs, health and wellness and fine art. With 30 years of experience in various industries, Greenpro has been assisting and supporting businesses and High-Net-Worth-Individuals to capitalize and securitize their value on a global scale through the provision of cross-border business solutions, spinoffs on major stock exchanges and accounting outsourcing services to small and medium-size businesses located in Asia. The comprehensive range of cross-border business services include, but are not limited to, trust and wealth management, listing advisory services, transaction services, cross-border business solutions, record management services, accounting outsourcing services and tax advisory services. We also operate venture capital businesses, including business development for start-ups and high growth companies, covering finance, technology, FinTech, and health and wellness. For further information regarding the Company, please visit http://www.greenprocapital.com.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and business strategy. The words or phrases “plans,” “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think,” “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Gilbert Loke, CFO, Director

Greenpro Capital Corp.

Email: ir.hk@greenprocapital.com

Phone: +852-3111 7718

Contact Dennis Burns. Investor Relations.

Tel (567) 237-4132

dburns@nvestrain.com